TROUTMAN SANDERS LLP

ATTORNEYS AT LAW
A LIMITED LIABILITY PARTNERSHIP

THE CHRYSLER BUILDING
405 LEXINGTON AVENUE
NEW YORK, NEW YORK 10174
www.troutmansanders.com
TELEPHONE: 212-704-6000
FACSIMILE: 212-704-6288

October 23, 2006

Western Goldfields, Inc.
2 Bloor Street West
Suite 2102, P.O. Box 110
Toronto, Ontario
Canada M4W 3E2

Ladies and Gentlemen:

We have acted as counsel to Western Goldfields, Inc., an Idaho corporation (the "Company"), in connection with a Registration Statement on Form S-8 (the "Registration Statement") being filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering of up to 13,746,250 shares (the "Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock"), issuable upon exercise of options ("Options") granted pursuant to stock option agreements (collectively, the “Agreements”) between the Company and certain of its employees and directors.

In rendering the opinion expressed below, we have examined originals or copies, satisfactory to us, of (i) the Registration Statement; (ii) the Company’s Articles of Incorporation, as amended; (iii) the Company’s By-laws, as amended; (iv) the Agreements; and (v) resolutions of the Company's board of directors relating to the grant of the Options. In addition, we have examined and relied upon such other matters of law and certificates of public officials as we have deemed relevant to the rendering of this opinion. In all of our examinations, we have assumed the accuracy of all information furnished to us and the genuineness of all documents and the conformity to originals of all documents submitted to us as certified, conformed, facsimile or photostatic copies thereof, as well as the genuineness of all signatures on all such documents.

Our opinion is limited to the date hereof and we do not in any event undertake to advise you of any facts or circumstances occurring or coming to our attention subsequent to the date hereof.

TROUTMAN SANDERS LLP
ATTORNEYS AT LAW
A LIMITED LIABILITY PARTNERSHIP

Western Goldfields, Inc.
October 23, 2006

Finally, we are counsel admitted to practice only in the State of New York, and we express no opinions as to the applicable laws of any jurisdiction other than those of the State of New York, the United States of America, and the Business Corporation Act of the State of Idaho.

Based upon and subject to the foregoing, we are of the opinion that the Shares to be issued pursuant to the exercise of the Options granted under the Agreements, will be, when issued pursuant to the provisions of the Agreements, legally issued, fully paid, and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption "Legal Matters" in the prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Commission promulgated pursuant to Section 7 of the Act or Item 509 of Regulation S-B promulgated under the Act.

Very truly yours,

/s/ TROUTMAN SANDERS LLP

TROUTMAN SANDERS LLP